WILLIAM LYON HOMES REPORTS THIRD QUARTER 2013 RESULTS

NEWPORT BEACH, CA—November 11, 2013--- William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2013 third quarter ended September 30, 2013.

2013 Third Quarter Highlights (Comparison to 2012 Third Quarter)

•	Pre-tax income excluding noncontrolling interest of $13.9 million, or $0.44 per diluted share

•	Net income available to common stockholders of $7.6 million, or $0.24 per diluted share

•	Operating income of $17.0 million, up 374%

•	Home sales revenue of $141.4 million, up 84%

•	Homebuilding gross margin of $33.4 million, up 145%

•	Homebuilding gross margin percentage of 23.6%, up 580 basis points

•	Adjusted homebuilding gross margin percentage of 29.0%, up 330 basis points

•	New home deliveries of 356 homes, up 33%

•	Average sales price (ASP) of new homes delivered of $397,100, up 39%

•	Net new home orders of 312, up 12%

•	Dollar value of orders of $142.4 million, up 87%

•	Average sales locations of 26, up 44%

•	Backlog of homes sold but not closed of 467, up 13%

•	Dollar amount of backlog of homes sold but not closed of $208.1 million, up 92%

•	Lots owned and controlled at end of period of 13,156, up 15%

•	SG&A percentage of 11.9%, down 60 basis points

•	Adjusted EBITDA of $23.0 million, an increase of 137%

“We achieved strong financial results in the third quarter of 2013, generating $13.9 million in pre-tax income excluding noncontrolling interest, or $0.44 per diluted share, and delivering our seventh consecutive quarter of year-over-year growth in deliveries, orders and backlog,” said William H. Lyon, Chief Executive Officer. “We continue to benefit from our presence in attractive real estate markets, where our same-store average sales price was up 26% from the year ago quarter and 5% sequentially. Higher sales prices continue to translate into higher gross margins, which expanded 580 basis points year-over-year and 370 basis points sequentially.”

Operating Results
Home sales revenue increased 84% to $141.4 million for the quarter, as compared to $76.6 million in the year-ago period. The increase in home sales revenue was due to a 33% increase in deliveries coupled with a 39% increase in the average sales price of homes delivered, versus the year-ago period.

The increase in third quarter deliveries was driven by a 27% increase in the number of homes in backlog at the beginning of the quarter compared to the year-ago period and a backlog conversion rate of 70%. On a same-store basis, which represents projects that were open during the comparable periods, average sales prices increased 26%, from $245,200 in the third quarter of 2012 to $309,000 in the third quarter of 2013.

Net new home orders for the third quarter ended September 30, 2013 were 312, up 12%, from 279 in the year-ago period. The dollar value of our orders was $142.4 million during the quarter, an increase of 87%, from $76.3 million in the prior year. Our cancellation rate trended down in the third quarter to 14%, which is down 300 basis points sequentially, from 17% in the second quarter.

Homebuilding gross margins were 23.6% during the third quarter of 2013, up 580 basis points over the year-ago period. Adjusted homebuilding gross margins were 29.0% during the third quarter of 2013, as compared to 25.7% in the year-ago period.

As of September 30, 2013, backlog units totaled 467, a 13% increase compared to 414 units as of September 30, 2012. In addition, the dollar value of homes in backlog climbed to $208.1 million, a 92% increase over $108.4 million as of September 30, 2012.

Operating income improved to $17.0 million during the third quarter of 2013 from $3.6 million in the year-ago period. Adjusted EBITDA improved by 137% to $23.0 million during the third quarter of 2013 compared to adjusted EBITDA of $9.7 million in the year-ago period.

Matthew R. Zaist, President and Chief Operating Officer commented, “During the quarter, we added to our strong land position with key lot acquisitions across most of our markets particularly in Northern and Southern California and Colorado. We have grown our total lot count by 15% over the last twelve months, with a focus on value-added development opportunities in communities where we will deliver homes in 2015 and beyond. In addition, we continue to focus on opening new stores, with a 44% increase in average community count, year over year.”

Mr. Zaist continued, “We continually review our operating strategy in each community in order to achieve the right balance between price increases and sales pace, with the goal of maintaining or increasing our gross profit margins. In the third quarter, we achieved a monthly absorption rate of approximately four net new orders per project, while increasing prices 5% sequentially, on a same-store basis. In addition, our ASPs in backlog have climbed to $445,600 at the end of the quarter, which is a 12% increase over our ASPs from homes closed of $397,100.”

The Company recorded income tax expense of $6.4 million in the third quarter.  Of this total, $5.2 million relates to the income tax provision on 2013 operations. The remaining $1.2 million is related to the Company making a one-time election in 2013 to accelerate cancellation of debt income in its 2012 federal tax return, offsetting it against our remaining federal NOLs. By making this one-time election, the Company expects to save approximately $22 million of net cash, which would have been paid in future years. As of September 30, 2013, the Company’s deferred tax asset balance was $117.0 million, which remained fully reserved.

Net income available to common stockholders was $7.6 million, or $0.24 per diluted share in the third quarter of 2013, compared to net loss available to common stockholders of $1.5 million, or $(0.12) per share in the year-ago period.

Balance Sheet Update
At quarter end, cash, cash equivalents and restricted cash totaled $82.8 million and total debt was $360.5 million, as compared to cash, cash equivalents and restricted cash of $71.9 million and total debt of $338.2 at December 31, 2012. Net debt to net book capitalization was 45.1% at September 30, 2013, as compared to 65.0% at December 31, 2012.

On October 24, 2013, the Company completed a private offering of $100 million in aggregate principal amount of additional 8.5% senior notes due 2020 through its wholly owned subsidiary, William Lyon Homes, Inc. The notes were offered as additional notes under the indenture dated November 8, 2012, pursuant to which William Lyon Homes, Inc. issued $325 million in aggregate principal amount of its 8.5% senior notes due 2020. The additional notes were priced at 106.5% of their face amount (plus accrued interest), which is a yield of 6.952%. The Company intends to use the net proceeds for general corporate purposes, including the acquisition and development of land and home construction.

Mr. Lyon commented, “We are pleased to have recently raised an additional $100 million in the bond market. This additional capital positions us to continue to execute on our long-term growth plans to deliver shareholder value while at the same time prudently managing our leverage.”

Conference Call
William Lyon Homes will host a conference call to discuss these results today, Monday, November 11, 2013, at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (866) 713-8563 or (617) 597-5311, passcode #37386702, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through December 11, 2013 by dialing (888) 286-8010 or (617) 801-6888, passcode #59119697. A webcast replay of the call will also be available on the Company’s website approximately two hours after broadcast.

About William Lyon Homes
Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada and Colorado. Its core markets include Orange County, Los Angeles, San Diego, the San

Francisco Bay Area, Phoenix, Las Vegas, Denver and Fort Collins. The Company has a distinguished legacy of more than 55 years of homebuilding operations, over which time it has sold in excess of 76,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand.

Financial data included herein includes Colorado operations from December 7, 2012 (date of acquisition) through Septembers 30, 2013. There were no operations in the Company’s Colorado division for the three or nine months ended September 30, 2012; therefore, period-over-period comparisons for Colorado are not meaningful (“N/M”) as indicated in the comparative tables in the schedules attached to this release.

Certain statements contained in this release that are not historical information contain forward-looking statements.  The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied.  Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate.  Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes,  limitations on the Company’s ability to utilize its tax attributes, limitations on the Company’s ability to reverse any portion of its valuation allowance with respect to its deferred tax assets, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

As a result of the consummation of the Prepackaged Joint Plan of Reorganization on February 25, 2012, the Company adopted Fresh Start Accounting in accordance with Accounting Standards Codification No. 852, Reorganizations. Accordingly, the financial statement information prior to February 25, 2012 is not comparable with the financial statement information for periods on and after February 25, 2012. Any reference hereinafter to the “Successor” reflects the operations of the Company post-emergence from February 25, 2012 through September 30, 2013 and any reference to the “Predecessor” refers to the operations of the Company pre-emergence prior to February 25, 2012. Any reference to the “Combined Total” reflects the operations of the Company in both the Predecessor and Successor periods.

Investor/Media Contacts:
Larry Clark
Financial Profiles, Inc.
(310) 478-2700 ext. 29
WLH@finprofiles.com

Lisa Mueller
Financial Profiles, Inc.
(310) 478-2700 ext. 21
WLH@finprofiles.com

WILLIAM LYON HOMES
SELECTED FINANCIAL AND OPERATING INFORMATION
(unaudited)

	Three Months Ended September 30,
	2013	2012
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information
(dollars in thousands)
Homes closed	356	268	33%
Home sales revenue	$141,352	$76,617	84%
Cost of sales (excluding interest)	(100,388)	(56,961)	76%
Adjusted homebuilding gross margin (1)	$40,964	$19,656	108%
Adjusted homebuilding gross margin percentage (1)	29%	25.7%	13%
Interest in cost of sales	(7,569)	(6,051)	25%
Gross margin	$33,395	$13,605	145%
Gross margin percentage	23.6%	17.8%	33%

Number of homes closed
Southern California	65	63	3%
Northern California	46	65	(29)%
Arizona	122	66	85%
Nevada	79	74	7%
Colorado	44	—	N/M
Total	356	268	33%

Average sales price of homes closed
Southern California	$764,300	$496,600	54%
Northern California	398,100	325,300	22%
Arizona	256,200	161,100	59%
Nevada	302,800	183,100	65%
Colorado	413,300	—	N/M
Total	$397,100	$285,900	39%

Number of net new home orders
Southern California	138	60	130%
Northern California	28	58	(52)%
Arizona	72	81	(11)%
Nevada	62	80	(23)%
Colorado	12	—	N/M
Total	312	279	12%

Average number of sales locations during period
Southern California	9	5	80%
Northern California	2	4	(50)%
Arizona	6	3	100%
Nevada	6	6	—%
Colorado	3	—	N/M
Total	26	18	44%

(1)
Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES
SELECTED FINANCIAL AND OPERATING INFORMATION
(unaudited)

	As of September 30,
	2013	2012
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
Southern California	178	95	87%
Northern California	34	72	(53)%
Arizona	127	162	(22)%
Nevada	97	85	14%
Colorado	31	—	N/M
Total	467	414	13%

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$113,769	$38,154	198%
Northern California	14,007	20,754	(33)%
Arizona	33,776	31,551	7%
Nevada	32,828	17,912	83%
Colorado	13,701	—	N/M
Total	$208,081	$108,371	92%

Lots owned and controlled at end of period
Lots owned
Southern California	1,186	1,027	15%
Northern California	869	320	172%
Arizona	5,653	6,247	(10)%
Nevada	2,864	2,940	(3)%
Colorado	546	—	N/M
Total	11,118	10,534	6%

Lots controlled
Southern California	577	193	199%
Northern California	684	674	1%
Arizona	220	—	100%
Nevada	215	—	100%
Colorado	342	—	N/M
Total	2,038	867	135%

Total lots owned and controlled
Southern California	1,763	1,220	45%
Northern California	1,553	994	56%
Arizona	5,873	6,247	(6)%
Nevada	3,079	2,940	5%
Colorado	888	—	N/M
Total	13,156	11,401	15%

WILLIAM LYON HOMES
SELECTED FINANCIAL AND OPERATING INFORMATION
(unaudited)

	Nine Months Ended September 30,
	2013	2012
	Consolidated	Combined	Percentage %
	Total	Total	Change
Selected Financial Information
(dollars in thousands)
Homes closed	969	627	55%
Home sales revenue	$338,434	$162,664	108%
Cost of sales (excluding interest)	(247,203)	(124,193)	99%
Adjusted homebuilding gross margin (1)	$91,231	$38,471	137%
Adjusted homebuilding gross margin percentage (1)	27%	23.7%	14%
Interest in cost of sales	(20,729)	(12,560)	65%
Gross margin	70,502	25,911	172%
Gross margin percentage	20.8%	15.9%	31%

Number of homes closed
Southern California	164	135	21%
Northern California	99	118	(16)%
Arizona	346	237	46%
Nevada	217	137	58%
Colorado	143	—	N/M
Total	969	627	55%

Average sales price
Southern California	$633,800	$456,600	39%
Northern California	363,200	323,000	12%
Arizona	240,400	153,700	56%
Nevada	260,000	193,300	35%
Colorado	412,000	—	N/M
Total	$349,300	$259,400	35%

Number of net new home orders
Southern California	310	208	49%
Northern California	105	165	(36)%
Arizona	301	324	(7)%
Nevada	222	205	8%
Colorado	92	—	N/M
Total	1,030	902	14%

Average number of sales locations during period
Southern California	6	6	—%
Northern California	2	4	(50)%
Arizona	6	3	100%
Nevada	5	6	(17)%
Colorado	4	—	N/M
Total	23	19	21%

(1) Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except number of shares and per share data)
(unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2013	2012
Operating revenue
Home sales	$141,352	$76,617
Lots, land and other sales	—	9,325
Construction services	9,478	7,045
	150,830	92,987
Operating costs
Cost of sales — homes	(107,957)	(63,012)
Cost of sales — lots, land and other	—	(7,783)
Construction services	(8,135)	(6,410)
Sales and marketing	(6,679)	(4,172)
General and administrative	(10,200)	(5,440)
Amortization of intangible assets	(191)	(1,640)
Other	(695)	(945)
	(133,857)	(89,402)
Operating income	16,973	3,585
Interest expense, net of amounts capitalized	(51)	(2,491)
Other income, net	114	95
Income before reorganization items	17,036	1,189
Reorganization items, net	—	(712)
Income before provision for income taxes	17,036	477
Provision for income taxes	(6,356)	(11)
Net income	10,680	466
Less: Net income attributable to noncontrolling interest	(3,118)	(1,218)
Net income (loss) attributable to William Lyon Homes	7,562	(752)
Preferred stock dividends	—	(755)
Net income (loss) available to common stockholders	$7,562	$(1,507)

Income (loss) per common share:
Basic	$0.24	$(0.12)
Diluted	$0.24	$(0.12)
Weighted average common shares outstanding:
Basic	30,975,160	12,408,263
Diluted	31,895,814	12,408,263

WILLIAM LYON HOMES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except number of shares and per share data)
(unaudited)

	Successor		Predecessor
	Nine	Period from	Period from
	Months	February 25	January 1
	Ended	through	through
	September 30,	September 30,	February 24,
	2013	2012	2012
Operating revenue
Home sales	$338,434	$145,977	$16,687
Lots, land and other sales	3,248	100,125	—
Construction services	21,439	16,473	8,883
	363,121	262,575	25,570
Operating costs
Cost of sales — homes	(267,932)	(122,155)	(14,598)
Cost of sales — lots, land and other	(2,838)	(92,975)	—
Construction services	(17,472)	(15,061)	(8,223)
Sales and marketing	(17,482)	(8,835)	(1,944)
General and administrative	(28,016)	(13,925)	(3,302)
Amortization of intangible assets	(1,173)	(5,034)	—
Other	(1,746)	(2,402)	(187)
	(336,659)	(260,387)	(28,254)
Operating income (loss)	26,462	2,188	(2,684)
Interest expense, net of amounts capitalized	(2,602)	(7,327)	(2,507)
Other income, net	257	1,471	230
Income (loss) before reorganization items	24,117	(3,668)	(4,961)
Reorganization items, net	(464)	(1,894)	233,458
Income (loss) before provision for income taxes	23,653	(5,562)	228,497
Provision for income taxes	(6,366)	(11)	—
Net income (loss)	17,287	(5,573)	228,497
Less: Net income attributable to noncontrolling interest	(4,879)	(2,038)	(114)
Net income (loss) attributable to William Lyon Homes	12,408	(7,611)	228,383
Preferred stock dividends	(1,528)	(1,798)	—
Net income (loss) available to common stockholders	$10,880	$(9,409)	$228,383

Income (loss) per common share:
Basic	$0.48	$(0.8)	$228,383
Diluted	$0.46	$(0.8)	$228,383
Weighted average common shares outstanding:
Basic	22,569,810	11,716,413	1,000
Diluted	23,446,954	11,716,413	1,000

WILLIAM LYON HOMES
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of shares and par value per share)
(unaudited)

	Successor
	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Cash and cash equivalents	$81,922	$71,075
Restricted cash	853	853
Receivables	21,655	14,789
Real estate inventories
Owned	640,162	421,630
Not owned	20,738	39,029
Deferred loan costs, net	8,088	7,036
Goodwill	14,209	14,209
Intangibles, net of accumulated amortization of $6,930 as of September 30, 2013 and $5,757 as of December 31, 2012	3,446	4,620
Other assets, net	7,880	7,906
Total assets	$798,953	$581,147
LIABILITIES AND EQUITY
Accounts payable	$19,400	$18,735
Accrued expenses	60,391	41,770
Liabilities from inventories not owned	20,738	39,029
Notes payable	35,471	13,248
8 1/2% Senior Notes due November 15, 2020	325,000	325,000
	461,000	437,782
Commitments and contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, par value $0.01 per share; zero and 9,696,970 shares authorized; zero and 9,334,030 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	71,246
Equity:
William Lyon Homes stockholders’ equity
Preferred Stock, par value $0.01 per share; 10,000,000 and no shares authorized; no shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 and 41,212,121 shares authorized; 27,623,609 and 8,499,558 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	276	85
Common stock, Class B, par value $0.01 per share; 30,000,000 and 6,060,606 shares authorized; 3,813,884 shares issued and outstanding at September 30, 2013 and December 31, 2012	38	38
Common stock, Class C, par value $0.01 per share; zero and 14,545,455 shares authorized; zero and 1,941,859 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	20
Common stock, Class D, par value $0.01 per share; zero and 3,636,364 shares authorized; zero and 302,945 shares outstanding at September 30, 2013 and December 31, 2012, respectively	—	3
Additional paid-in capital	310,376	74,168
Accumulated deficit	(722)	(11,602)
Total William Lyon Homes stockholders' equity	309,968	62,712
Noncontrolling interest	27,985	9,407
Total equity	337,953	72,119
Total liabilities and equity	$798,953	$581,147

WILLIAM LYON HOMES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)

SELECTED FINANCIAL DATA (dollars in thousands):

	Successor				Predecessor
	Three	Three	Nine	Period from	Period from
	Months	Months	Months	February 25	January 1
	Ended	Ended	Ended	through	through
	September 30,	September 30,	September 30,	September 30,	February 24,
	2013	2012	2013	2012	2012

Net income (loss) attributable to William Lyon Homes	$7,562	$(752)	$12,408	$(7,611)	$228,383
Net cash (used in) provided by operating activities			$(164,919)	$55,989	$(17,321)
Interest incurred	$7,511	$8,729	$22,511	$22,336	$7,145
Adjusted EBITDA (1)	$22,975	$9,702	$46,500	$15,592	$(8,435)
Adjusted EBITDA Margin	15.2%	10.4%	12.8%	5.9%	(33)%
Ratio of adjusted EBITDA to interest incurred	3.06	1.11	2.07	0.70	(1.18)
Pre-tax income excluding noncontrolling interest (2)	$13,918	$(741)	$18,774	$(7,600)	$228,383
Pre-tax income excluding noncontrolling interest per diluted share (2)	$0.44	$(0.06)	$0.80	$(0.65)	$228,383.00
Balance Sheet Data
					Successor
					September 30,	December 31,
					2013	2012
Cash, cash equivalents and restricted cash					$82,775	$71,928

Redeemable convertible preferred stock					—	71,246
Total William Lyon Homes stockholders’ equity					309,968	62,712
Noncontrolling interest					27,985	9,407
Total debt					360,471	338,248
Total book capitalization					$698,424	$481,613

Ratio of debt to total book capitalization					51.6%	70.2%
Ratio of debt to total book capitalization (net of cash)					45.1%	65%

(1)
Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) loss on sale of fixed assets, (vi) gain on retirement of debt, (vii) non-cash reorganization items and (viii) depreciation and amortization. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company's operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income attributable to William Lyon Homes to adjusted EBITDA is provided as follows:

	Successor				Predecessor
	Three	Three	Nine	Period from	Period from
	Months	Months	Months	February 25	January 1
	Ended	Ended	Ended	through	through
	September 30,	September 30,	September 30,	September 30,	February 24,
	2013	2012	2013	2012	2012
Net income (loss) attributable to
William Lyon Homes	$7,562	$(752)	$12,408	$(7,611)	$228,383
Provision for income taxes	6,356	11	6,366	11	—
Interest expense
Interest incurred	7,511	8,729	22,511	22,336	7,145
Interest capitalized	(7,460)	(6,238)	(19,909)	(15,009)	(4,638)
Amortization of capitalized interest
included in cost of sales	7,569	6,051	20,729	11,200	1,360
Stock based compensation	880	—	2,207	—	—
Loss on sale of fixed asset	—	—	4	—	—
Gain on retirement of debt	—	—	—	(975)	—
Non-cash reorganization items	—	—	—	—	(241,271)
Depreciation and amortization	557	1,901	2,184	5,640	586
Adjusted EBITDA	$22,975	$9,702	$46,500	$15,592	$(8,435)

(2)
Pre-tax net income excluding non-controlling interest is a financial measure that is not prepared in accordance with U.S. GAAP.  The third quarter ended September 30, 2013 is the first quarter during which the Company has recorded a provision for income tax, except for minimum tax payments, since the first quarter of fiscal year 2007, and we therefore believe this information is meaningful because it allows investors to make better comparisons with prior periods and investor expectations.  In addition, this information is used by management in evaluating operating performance, both on an aggregate, and per diluted share basis.

	Successor				Predecessor
	Three	Three	Nine	Period from	Period from
	Months	Months	Months	February 25	January 1
	Ended	Ended	Ended	through	through
	September 30,	September 30,	September 30,	September 30,	February 24,
	2013	2012	2013	2012	2012
Income (loss) before provision for income taxes	$17,036	$477	$23,653	$(5,562)	$228,497
Less: Net income attributable to noncontrolling interest	$(3,118)	$(1,218)	$(4,879)	$(2,038)	$(114)
Pre-tax income excluding noncontrolling interest	$13,918	$(741)	$18,774	$(7,600)	$228,383
Diluted weighted average common shares outstanding	31,895,814	12,408,263	23,446,954	11,716,413	1,000
Pre-tax income excluding noncontrolling interest per diluted share	$0.44	$(0.06)	$0.80	$(0.65)	$228,383